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                                                                  Exhibit 99.B11

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use in this Post-Effective Amendment Number 4 of our report dated April 21, 1998 and to all references to our firm included in or made a part of this Post-Effective Amendment.

McCurdy & Associates CPA's, Inc.
August  11, 1998